Exhibit 10(d)


                             SEVERANCE AGREEMENT


     THIS SEVERANCE AGREEMENT ("Agreement") is made on December 20, 1996, the "Effective Date" among Jacobson Stores Inc., a Michigan corporation, Jacobson Stores Realty Company, a Michigan corporation, Jacobson Credit Corp., a Michigan corporation, collectively referred to as "the Company" and James B. Fowler ("Mr. Fowler"). The Company, and Mr. Fowler are sometimes referred to together as the "Parties" and individually as a "Party".


                               R E C I T A L S

     A. Mr. Fowler is the President and a director of each of the Company, Realty and Credit and a member of the Executive Committee of the Company.

     B. Mr. Fowler wishes to resign from all of his positions with the Company and its subsidiaries and to provide for his severance compensation in accordance with this Agreement.

     C. The Company wishes to accept Mr. Fowler's resignation and to provide for his severance compensation in accordance with this Agreement.

    THEREFORE, the Parties agree as follows:

     1. Termination of Mr. Fowler's Employment. Effective December 20, 1996, Mr. Fowler resigns from all of his positions with the Company, Realty, and Credit and any of their employee benefit plans, including the following:
President, director and a member of the Executive Committee of the Board of Directors of the Company, President and a director of Realty and President and a director of Credit. Mr. Fowler will answer inquiries from the Company, Realty or Credit regarding aspects of the Company's, Realty's and Credit's business affairs of which he has knowledge and which occurred during his employment.

     2. Severance Compensation.

        (a) Severance. For the period from January 1, 1997 through January 31, 1998, the Company will pay to Mr. Fowler $22,083.33 per month, and shall continue to provide medical and hospitalization insurance to Mr. Fowler with the same coverage (including any spouse and dependent coverage) and in the same amounts as the insurance maintained by the Company immediately prior to such termination of employment. The above monthly payments shall be paid in monthly or other regular periodic installments no less frequent than monthly. The Company may withhold from such benefits normal withholding for federal, state, city and other taxes to the extent such taxes are required to be withheld under applicable law.

        (b) Termination of Employment Agreement. As of the Effective Date, the Employment Agreement dated as of February 1, 1996, between the Company and Mr. Fowler, and amended as of August 1, 1996, is terminated and cancelled and shall be of no further force or effect, except as otherwise provided in
Section 2(a).


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        (c) No Other Payments or Benefits. Mr. Fowler will not be entitled to any other payments or benefits whatsoever, including participation after the Effective Date in any employee benefit plans or executive bonus plans, except as otherwise provided in section 2(a). For no purpose (including contributions under employee benefit plans, the 1996 Executive Bonus Plan, vacation benefits, or other benefits) shall the payments and benefits described in this Section 2 be considered salary to Mr. Fowler or be deemed to continue his employment beyond December 20, 1996.

    3. Complete Release. In consideration for the Severance Compensation described in Section 2 and continued health and dental coverage for the life of this Agreement (at Mr. Fowler's normal contribution rate), which Mr. Fowler agrees is sufficient consideration and is in excess of anything of value to which Mr. Fowler is otherwise entitled, including any earned wages or benefits due and owing him, Mr. Fowler releases, waives, and fully discharges the Company and all present and former employees, officers, directors, shareholders, and agents of the Company, from any and all charges, causes of action, damages, claims or demands, whether known or unknown at this time, arising out of, connected with, or based on Mr. Fowler's employment and separation from employment with the Company, including, but not limited to, those based on contract, personal injury, tort, common law, employment discrimination, the Age Discrimination in Employment Act of 1967 (as amended) ("ADEA") and any and all other federal, state, or local laws or ordinances.

    4. Termination of Prior Agreements. This Agreement supersedes all prior understandings and agreements between the Parties (written or otherwise) except for (i) the Split Dollar Agreement Collateral Assignment Form, dated January 31, 1992, between Mr. Fowler and the Company, and (ii) Mr. Fowler's right to indemnification in accordance with Article VI of the Company's Bylaws. Mr. Fowler acknowledges that he is not entitled to any severance or termination payments whatsoever in connection with the termination of his employment with the Company, except as otherwise provided in Section 2.

     5. Miscellaneous.

        (a) Successors. This Agreement will be binding upon the Parties and their respective successors, assigns, heirs, executors and administrators.

        (b) Governing Law. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement.

        (c) Counterparts. This Agreement may be signed in counterparts, both of which together will be deemed an original of this Agreement.

        (d) Entire Agreement: Amendment. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of the
Agreement: this Agreement may be amended only by a written instrument executed by both Parties.

        (e) Severability. The provision of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or unenforceable under applicable law, such provision may be changed to the extent necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held illegal, void, invalid or unenforceable in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain valid, binding and enforceable in accordance with their terms.

        (f) Additional. The parties agree that Mr. Fowler is not waiving rights or claims that may arise after the date this Agreement is executed. Mr. Fowler has been advised to consult with an attorney prior to executing this Agreement. Mr. Fowler has been given a period of at least 21 days within which to consider this Agreement, and that for a period of seven days following the execution of this Agreement he may revoke it. This Agreement is not effective until this revocation period has expired.

   IN WITNESS WHEREOF, the Parties have signed this Agreement on the date set forth in the introductory paragraph above.


                                          JACOBSON STORES INC.

                                          By:     /s/  Paul W. Gilbert
                                              -------------------------------
                                          Its:      Vice Chairman
                                                  ---------------------------


                                          JACOBSON STORES REALTY COMPANY

                                          By:     /s/  Paul W. Gilbert
                                              -------------------------------
                                          Its:      Vice Chairman
                                                  ---------------------------


                                          JACOBSON CREDIT CORP.

                                          By:     /s/  Paul W. Gilbert
                                              -------------------------------
                                                   Its:      Vice Chairman
                                                  ---------------------------


                                              /s/  James B. Fowler
                                          -----------------------------------
                                          James B. Fowler